STANDARD GOLD CORP.
(An Exploration Stage Company)

FINANCIAL STATEMENTS

For the Period From January 12, 2010 (Inception) through June 30, 2011

(Unaudited)

STANDARD GOLD CORP.
(An Exploration Stage Company)

BALANCE SHEETS

June 30, 2011 and December 31, 2010
(Unaudited)

	June 30, 2011	December 31, 2010

Assets

Current assets
Cash in trust account	$2,521	$2,521

Other assets
Mineral property	100,300	100,300
Total Other Assets

Total Assets	$102,821	$102,821

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable	$15,851	$190
Accrued interest	21,960	9,558
Notes payable	140,900	130,800
Total Current Liabilities	178,711	140,548

Total Liabilities	178,711	140,548

Stockholders' Deficit
Common stock, 500,000,000 shares authorized,
$ .0001 par value; 8,678,523 shares issuable	868	868
Additional paid in capital	1,953	1,953
Deficit accumulated during the exploration stage	(78,711)	(40,548)

Total Stockholders' Deficit	(75,890)	(37,727)

Total Liabilities and Stockholders' Deficit	$102,821	$102,821

See Notes to Financial Statements

STANDARD GOLD CORP.
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

For the Three Months Ended June 30, 2011 and 2010, the Six Months Ended June 30, 2011,
the Period From January 12, 2010 (Inception) through June 30, 2010 and the Cumulative Period From January 12, 2010 (Inception) through June 30, 2011
(Unaudited)

					Cumulative
				Period From	Period From
				January 12, 2010	January 12, 2010
	Three Months	Three Months	Six Months	(Inception)	(Inception)
	Ended	Ended	Ended	through	through
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010	June 30, 2011

Revenue	$-	$-	$-	$-	$-

Operating Expenses
Assessment work	-	-	-	-	11,060
Filing fees	-	-	-	-	5,260
Auto rental	-	-	-	-	1,150
Legal	-	-	-	-	9,200
Professional fees	25,761	-	25,761	-	28,161
Travel	-	-	-	-	1,120
Total Operating Expenses	25,761	-	25,761	-	55,951

Net Operating Loss	(25,761)	-	(25,761)	-	(55,951)

Interest Expense	(6,408)	-	(12,402)	-	(22,760)
	-	-	-
Net Loss	$(32,169)	$-	$(38,163)	$-	$(78,711)

See Notes to Financial Statements

STANDARD GOLD CORP.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIT

For the Period From January 12, 2010 (Inception) through June 30, 2011
(Unaudited)

				Deficit
	Common			Accumulated
	Stock		Additional	During the	Total
	Shares	Common	Paid In	Exploration	Stockholders'
	Issuable	Stock	Capital	Stage	Deficit

Common stock to be issued
Balance, January 12, 2010 (Inception)	-	$-	$-	$-	$-
Common stock issued for:
Acquisition of mineral property, January 2010	923,077	92	208	-	300
Common stock subscribed, March 2010	5,538,461	554	1,246	-	1,800
Common stock subscribed, July 2010	1,538,462	154	346	-	500
Common stock subscribed, August 2010	678,523	68	153	-	221
Net loss for the period	-	-		(40,548)	(40,548)

Balance, December 31, 2010	8,678,523	868	1,953	(40,548)	(37,727)

Net loss for the period	-	-		(38,163)	(38,163)

Balance, June 30, 2011	8,678,523	$868	$1,953	$(78,711)	$(75,890)

See Notes to Financial Statements

STANDARD GOLD CORP.
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

For the Three Months Ended June 30, 2011,
the Period From January 12, 2010 (Inception) through June 30, 2010 and the Cumulative Period From January 12, 2010 (Inception) through June 30, 2011
(Unaudited)

			Cumulative
		Period From	Period From
		January 12, 2010	January 12, 2010
	Six Months	(Inception)	(Inception)
	Ended	through	through
	June 30, 2011	June 30, 2010	June 30, 2011

Cash flows from Operating Activities

Net loss	$(38,163)	$-	$(78,711)

Adjustments to reconcile net loss to
net cash used in operating activities
Increase in cash in trust account	-	(2,100)	(2,521)
Increase in accounts payable	15,661	-	15,851
Increase in accrued interest	12,402	-	21,960

Net Cash Used in Operating Activities	(10,100)	(2,100)	(43,421)

Cash Flows from Financing Activities
Proceeds from note payable	10,100	-	70,900
Repayment of note payable	-	-	(30,000)
Proceeds from sales of common stock	-	2,100	2,521

Net Cash Provided by Financing Activities	10,100	2,100	43,421

Net Change in Cash and Cash at Beginning
and Ending of Period	$-	$-	$-

Noncash Investing and Financing Activities
Issuance of common stock for acquisition of
mineral property from NPX Metals	$-	$300	$300

Issuance of Note payable for acquisition of
mineral property from NPX Metals	$-	$-	$100,000

See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Standard Gold Corp. (the "Company") was incorporated on January 12, 2010 under the laws of the State of Nevada. The Company's activities to date have been limited to the acquisition and exploration of mining properties. The Company has been in the exploration stage since its formation and has not realized any revenues from its planned operations.

The Company is a natural resource exploration company engaged in the exploration of precious metals in the western United States that may contain economic concentrations of mineralization. The Company's strategy is to acquire properties that are prospective for mineral exploration and may have undergone prior mineral exploration and mining. The Company plans to acquire federal lode claims and to identify and acquire additional mineral properties in the State of Nevada. Other mineral property acquisitions are contemplated in the States of Utah, Colorado, Arizona, California, and New Mexico. However, these potential acquisition properties have not been specifically identified. The Company's ability to complete these acquisitions will be subject to obtaining sufficient financing, obtaining and staking adequate state leases and concluding agreements with property owners on acceptable terms.

The Company has not determined whether its properties contain economic concentrations of minerals that are prospective for mining. As such, the Company is considered an exploration company. Since the Company is an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of the properties and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for future exploration is determined.

In 2010, the Company began negotiations to acquire a 90% interest in property located near Beatty, Nevada (“the Bullfrog Project”) owned by NPX Metals, Inc. (“NPX Metals”). As of March 31, 2011, the Company had issued 923,077 shares of common stock as consideration for the property interest. On May 1, 2011, the Company and NPX Metals agreed to final terms whereby the Company agreed to an additional 3% net smelter return royalty to NPX Metals.

The remaining 10% interest in the Bullfrog Project was acquired by the Company from Bull Frog Holdings Inc., in June, 2010 in exchange for $100,000 cash paid directly by one of the Company’s lenders. Bull Frog Holdings, Inc. is an affiliate of NPX Metals.

NPX Metals owns more than 10% of the common stock of the Company. Other stockholders and management of the Company are also employees of NPX Metals.

The Bullfrog Project is located approximately 4 miles east of Beatty, Nevada, and consists of 79 lode mining claims and 3 patented mining claims totaling 1,707 acres in portions of Township 12 South, Rand 46 E, Sections 1, 2, 10, 11, 12 and Township 11S, 46E, Sections 22, 26, 34, 35 and 36.

Records indicate that the Bullfrog Project has exploration work completed on it.  The property is contiguous to the Barrick Gold Bullfrog and Montgomery Shoshone mines which were in production from 1990 through 2001 and, according to Barrick records, produced 2.9 million ounces of gold.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying interim financial statements have been prepared in accordance with Accounting Standards Codification ASC 915, "Development Stage Entities". A development stage enterprise (or exploration stage company) is one in which planned and principal operations have not commenced or, if its operations have commenced, there has been no significant revenue there from. Development stage companies report cumulative costs from the enterprise's inception.

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles accepted in the United States of America for interim financial information and accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (of a normal recurring nature) considered necessary for a fair presentation of the financial statements have been included. Operating results for the three months and six months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the year ended December 31, 2011 or any other interim period.  For further information, refer to the financial statements and notes thereto for the period ended December 31, 2010.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments and other short-term investments with an original maturity of three months or less, when purchased, to be cash equivalents. The Company had no cash or cash equivalent balances at June 30, 2011 or December 31, 2010.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The Company capitalizes all costs related to the acquisition of mineral properties and expenses direct operating costs relating to the mineral properties. To date, the Company has not established the commercial feasibility of any exploration prospects.

INCOME TAXES

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, "Income Taxes". Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

The Company reports a liability, if any, for unrecognized tax benefits resulting from uncertain tax positions taken, or expected to be taken, in an income tax return. The Company has elected to classify interest and penalties related to unrecognized income tax benefits, if and when required, as part of income tax expense in the statement of operations. No liability has been recorded for uncertain income tax positions, or related interest or penalties as of June 30, 2011 or December 31, 2010. The period ended December 31, 2010 is open to examination by taxing authorities.

LONG LIVED ASSETS

The Company assesses the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

NOTE 3- GOING CONCERN

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of $78,711 since its inception, has not generated any revenue, has a working capital deficiency and requires additional capital for its contemplated operating and marketing activities. The Company's uncertain ability to successfully resolve these factors raises substantial doubt whether the Company can continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties. While the Company believes in the viability of its strategy to raise additional funds, there can be no assurance to that effect.

NOTE 4- NOTES PAYABLE

On December 23, 2010, the Company issued a $30,800 unsecured note payable to Copper Eagle, Inc. The note is payable within five days of demand and bears interest at the rate of 18% per annum.  The proceeds of the note were used to repay a previous bridge loan from PhytoMedical Technologies, Inc. in the amount of $30,000 with an additional $800 of accrued interest.

On December 23, 2010, the Company and PhytoMedical Technologies, Inc. signed a mutual release of a Securities Exchange agreement terminating the agreement and all provisions contained therein.  The Securities Exchange agreement had contemplated a reverse merger of the Company and PhytoMedical Technologies, Inc.

A note payable, dated June 21, 2010, in the amount of $100,000 was issued to Matchpoint International Limited. The unsecured note is payable on demand and bears interest at the rate of 18% per annum.

A note payable, dated April 8, 2011, in the amount of $10,100 was issued to Lindsay Capital Corp.  The unsecured note is payable on demand and bears interest at the rate of 18% per annum. The proceeds of the note were used to pay audit fees for the period ending December 31, 2010. An officer of Lindsay Capital Corp. is also an officer of the Company.

NOTE 5- SUBSEQUENT EVENTS

Between July and August 26, 2011 a total of 967,073 common shares and 711,539 shares of Series A Convertible Preferred Stock were issued for cash of $545.  Such shares were subject to a reverse split of the Company’s common stock, effective August 26, 2011, on a 1 for 3.25 basis.  All share data in the accompanying financial statements and notes have been retroactively restated to reflect the reverse split.

On August 30, 2011, the Company entered into an Agreement of Conveyance, Transfer and Assignment with Aurum National Holdings Ltd. (“Aurum”),  pursuant to which the Company purchased an option held by Aurum under that certain Option to Purchase and Royalty Agreement dated as of August 13, 2009 and as amended on June 30, 2011, between Aurum and Southwest Exploration, Inc. (“Southwest”), which gave Aurum the option to purchase a 100% right, title and interest in and to certain mineral claims known as the “Newsboy Project”.  In consideration for the assignment of the option, the Company issued to Aurum an aggregate of 4,000,000 (post-reverse split) shares of its common stock.

On September 28, 2011,  Standard Gold and Southwest entered into an Option to Purchase and Royalty Agreement pursuant to which Southwest granted to Standard Gold, the sole and immediate working right and option to earn a One Hundred Percent (100%) interest in and to the Newsboy Project property free and clear of all charges encumbrances and claims.  In order to maintain the working right and option, Standard Gold is obligated to pay Southwest an aggregate of $3,425,000.  $500,000 has previously been paid by a third party.  The balance of $2,925,000 is payable on the following schedule:

(i)	on January 1, 2012, the sum of US $150,000.00; July 1, 2012 the sum of US $150,000.00;
(ii)	on January 1, 2013, the sum of US $200,000.00; July 1, 2013 the sum of US $200,000.00;
(iii)	on January 1, 2014, the sum of US $250,000.00; July 1, 2014 the sum of US $250,000.00;
(iv)	on January 1, 2015, the sum of US $300,000.00; July 1, 2015 the sum of US $300,000.00;
(v)	on January 1, 2016, the sum of US $350,000.00; July 1, 2016 the sum of US $350,000.00; and
(vi)	on January 1, 2017, the sum of US $425,000.00.

Upon the full payment of the $3,425,000, the option will be considered automatically exercised and Standard Gold will have earned a 100% interest in and to the Newsboy Project property free and clear of all liens and encumbrances.     Notwithstanding the foregoing, Standard Gold is obligated to pay a Net Smelter Royalty payment equal to two percent (2%) of the proceeds from the sale or other disposition  from any purchaser of any mineral derived from the ore mined from the Newsboy Project property. To retain the property, the Company must also pay the annual claim maintenance fees and file a Notice of Intent to Hold with the Bureau of Land Management and Maricopa County. The Company must also make annual payments for the lands leased from the State of Arizona.

On September 30, 2011, the Company entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Bullfrog Gold Corp. (“Bullfrog”).  Upon closing of the transaction contemplated under the Merger Agreement (the “Merger”), Bullfrog merged with and into the Company, and the Company, as the surviving corporation, became a wholly-owned subsidiary of Bullfrog.

At the closing of the Merger, an aggregate of 14,357,135 shares of the Company’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into securities of Bullfrog based on the following breakdown: (i) 13,645,596 of the shares of the Company’s outstanding common stock were converted into the right to receive an aggregate of 13,645,596 shares of the Bullfrog’s common stock on a one for one basis and (ii) an aggregate of 711,539 of the issued and outstanding shares of common stock of the Company immediately prior to the closing of the Merger was converted into the right to receive an aggregate of 711,539 shares of the Bullfrog’s Series A Convertible Preferred Stock on a one for one basis (the “Series A Preferred Stock”), which is convertible into shares of Bullfrog’s common stock on a one for one basis . In the aggregate 13,645,596 shares of Bullfrog’s common stock were issued in the Merger to certain holders of the Company’s common stock and an aggregate of 711,539 shares of Series A Preferred Stock were issued to a certain holder of the Company’s common stock.